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                                                                    EXHIBIT 23.4

                     CONSENT OF PRICEWATERHOUSECOOPERS LLP

    We hereby consent to the use of our report dated July 1, 1997, with respect to the combined financial statements of Plastics Management Group, predecessor of Suiza Packaging, in the Registration Statement on Form S-4 (the "Registration Statement") of Consolidated Container Company LLC and Consolidated Container Capital, Inc. in connection with the 10 1/8% Senior Subordinated Notes due 2009, and to the reference to our Firm under the heading "Experts" in the prospectus which is part of the Registration Statement.

                                          /s/ PRICEWATERHOUSECOOPERS LLP
                                          --------------------------------------
                                          PricewaterhouseCoopers LLP


Boston, Massachusetts
January 17, 2000